AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 16, 1998           REGISTRATION NO. 333-28407

================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            PARK-OHIO HOLDINGS CORP.
                    (SUCCESSOR TO PARK-OHIO INDUSTRIES, INC.)
             (Exact name of Registrant as specified in its charter)

                   OHIO                               34-1867219
     (State or other jurisdiction of       (I.R.S. Employer Identification No.)
      incorporation or organization)

                               23000 EUCLID AVENUE
                              CLEVELAND, OHIO 44117
                    (Address of principal executive offices)

                            PARK-OHIO HOLDINGS CORP.
                   AMENDED AND RESTATED 1992 STOCK OPTION PLAN
                  (FORMERLY KNOWN AS PARK-OHIO INDUSTRIES, INC.
                  AMENDED AND RESTATED 1992 STOCK OPTION PLAN)
                              (Full Title of Plan)

                                       AND

                            PARK-OHIO HOLDINGS CORP.
                  1996 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                  (FORMERLY KNOWN AS PARK-OHIO INDUSTRIES, INC.
                  1996 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN)
                              (Full Title of Plan)

                             Ronald J. Cozean, Esq.
                          Secretary and General Counsel
                               23000 Euclid Avenue
                              Cleveland, Ohio 44117
                                 (216) 692-7200
                       (Name, address, including zip code
                          & telephone number, including
                         area code of agent for service)

                                 With a copy to:
                            Mary Ann Jorgenson, Esq.
                        Squire, Sanders & Dempsey L.L.P.
                                 4900 Key Tower
                                127 Public Square
                           Cleveland, Ohio 44114-1304

                                  INTRODUCTION


          This post-effective amendment is being filed pursuant to Rule 414 under the Securities Act of 1933, as amended (the "Securities Act"), to reflect the completion, on June 15, 1998, by Park-Ohio Industries, Inc. ("Park-Ohio") of a corporate reorganization that included creation of Park-Ohio Holdings Corp. (the "Registrant") as a parent holding company for Park-Ohio (the "Reorganization").


          The Reorganization was effected by merging PKOH Merger Corp., an Ohio corporation ("Merger Corp.") with and into Park-Ohio (the "Merger") pursuant to an Agreement of Merger dated February 20, 1998 by and among the Registrant, Park-Ohio and Merger Corp. ("Merger Agreement"). Upon consummation of the Merger, (i) all of the shares of Park-Ohio's common stock, $1.00 par value per share ("Park-Ohio Common Stock"), issued and outstanding immediately prior to the Merger were converted on a share-for-share basis into an equal number of shares of the Registrant's common stock, $1.00 par value per share ("Holdings Common Stock"), (ii) all of the shares of Merger Corp.'s common stock issued and outstanding immediately prior to the Merger were converted into 100 shares of Park-Ohio Common Stock and (iii) all of the shares of Holdings Common Stock issued and outstanding immediately prior to the Merger were canceled. Park-Ohio is now a wholly-owned subsidiary of the Registrant.

          In connection with the Reorganization, each of the Park-Ohio Industries, Inc. Amended and Restated 1992 Stock Option Plan and the Park-Ohio Industries, Inc. 1996 Non-Employee Director Stock Option Plan was amended (each, as amended to date, a "Plan") to provide for the use of Holdings Common Stock (instead of Park-Ohio Common Stock) in the administration of such Plan and to provide for the assumption by the Registrant of all of the obligations of Park-Ohio under such Plan.

          In accordance with Rule 414 under the Securities Act, the Registrant, as the successor issuer, hereby expressly adopts this registration statement of Park-Ohio as its own for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act").


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

                 ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

          The following documents filed by Park-Ohio and the Registrant with the Commission pursuant to the Exchange Act are incorporated herein by reference and made a part hereof:

          1. Park-Ohio's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

          2. Park-Ohio's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1998.


          3. Park-Ohio's Current Reports on Form 8-K filed January 14, 1998 and April 23, 1998, respectively.


          4. The description of the Holdings Common Stock contained in the Registrant's Registration Statement on Form S-4 filed with the Commission under the Securities Act (Registration No. 333-46931); declared effective April 24, 1998 (the "Registration Statement").


          5.   Registrant's Current Report on Form 8-K filed June 16, 1998.

          All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

                        ITEM 4. DESCRIPTION OF SECURITIES

          Not applicable.


                 ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

          Not applicable.


                ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Section 34 of the Registrant's Regulations, as currently in effect ("Section 34"), provides that the Registrant will indemnify any director or officer or any former director or officer of the Registrant or any person who is or has served at the request of the Registrant as a director, officer or trustee of another corporation, joint venture, trust or other enterprise (and his heirs, executors and administrators) against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him by reason of the fact that he is or was such director, officer or trustee in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent and according to the procedures and requirements set forth in the Ohio General Corporation Law as the same may be in effect from time to time.

          Section 34 further provides that the indemnification provided for therein shall not be deemed to restrict the right of the Registrant to indemnify employees, agents and others as permitted by such Law, and shall be in addition to any other rights granted to those seeking indemnification under the Articles or Incorporation or these Regulations or any Indemnification Agreement (as hereinafter defined), vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

          In addition, Section 34 provides that, without derogation to the power of the Registrant from time to time to enter into, or assume the obligations of any affiliate of the Registrant under, any agreement granting rights of indemnification to any person or entity ("Indemnification Agreement"), the Registrant is expressly authorized to assume the obligations of Park-Ohio under any Indemnification Agreement existing on the date of the initial adoption of the Registrant's Regulations, and any obligations so assumed will be binding upon the Registrant with the same force and effect as if the Registrant had been an original party to such Indemnification Agreement. Pursuant to the Merger Agreement, the Registrant assumed Park-Ohio's obligations under all such Indemnification Agreements, effective as of the consummation of the Merger. The terms of such Indemnification Agreements are substantially the same as the terms of the Indemnification Agreements that the Registrant has entered into with all of its directors and certain of its officers, as described below.

          Section 34 also authorizes the Registrant to purchase and maintain insurance or furnish similar protection, including but not limited to trust funds, letters of credit or self-insurance, on behalf of or for any person who is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, trustee, officer, employee or agent of another corporation, joint venture, trust or other enterprise (and his heirs, executors and administrators), against any liability asserted against him and incurred by him in such capacity, or arising out of his status as such, regardless of whether the Registrant would have indemnified him against such liability under any other provision of Section 34. It further provides that insurance may be purchased from or maintained with a person in which the Registrant has a financial interest.

          Section 1701.13(E) of the Ohio General Corporation Law provides in regard to indemnification of directors and officers as follows:

                    (1) A corporation may indemnify or agree to indemnify any person who was or is a party or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

                    (2) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee, member, manager, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any of the following:

                    (a) Any claim, issue, or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that, the court of common pleas or the court in which such action or suit was brought determines, upon application, that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper;

                    (b) Any action or suit in which the only liability asserted against a director is pursuant to section 1701.95 of the Revised Code.

                    (3) To the extent that a director, trustee, officer, employee, member, manager, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the action, suit, or proceeding.

                    (4) Any indemnification under division (E)(1) or (2) of this section, unless ordered by a court, shall be made by the corporation only as authorized in the specific case, upon a determination that indemnification of the director, trustee, officer, employee, member, manager, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in division (E)(1) or (2) of this section. Such determination shall be made as follows:

                    (a) By a majority vote of a quorum consisting of directors of the indemnifying corporation who were not and are not parties to or threatened with the action, suit, or proceeding referred to in division (E)(1) or (2) of this section;

                    (b) If the quorum described in division (E)(4)(a) of this
          section is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation or any person to be indemnified within the past five years;

                    (c) By the shareholders;

                    (d) By the court of common pleas or the court in which the action, suit, or proceeding referred to in division (E)(1)(2) of this section was brought.

                    Any determination made by the disinterested directors under division (E)(4)(a) or by independent legal counsel under division
          (E)(4)(b) of this section shall be promptly communicated to the person who threatened or brought the action or suit by or in the right of the corporation under division (E)(2) of this section, and, within ten days after receipt of such notification, such person shall have the right to petition the court of common pleas or the court in which such action or suit was brought to review the reasonableness of such determination.

                    (5)(a) Unless at the time of a director's act or omission that is the subject of an action, suit, or proceeding referred to in division (E)(1) or (2) of this section, the articles or the regulations of a corporation state, by specific reference to this division, that the provisions of this division do not apply to the corporation and unless the only liability asserted against a director in an action, suit, or proceeding referred to in division (E)(1) or
          (2) of this section is pursuant to section 1701.95 of the Revised Code, expenses, including attorney's fees, incurred by a director in defending the action, suit, or proceeding shall be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director in which he agrees to do both of the following:

                    (i) Repay such amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation;

                    (ii) Reasonably cooperate with the corporation concerning the action, suit, or proceeding.

                    (b) Expenses, including attorney's fees, incurred by a director, trustee, officer, employee, member, manager, or agent in defending any action, suit, or proceeding referred to in division
          (E)(1) or (2) of this section, may be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, as authorized by the directors in the specific case, upon receipt of an undertaking by or on behalf of the director, trustee, officer, member, manager, employee, or agent to repay such amount, if it ultimately is determined that he is not entitled to be indemnified by the corporation.

                    (6) The indemnification authorized by this section shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under the articles, the regulations, any agreement, a vote of shareholders or disinterested directors, or otherwise, both as to action in their official capacities and as to action in another capacity while holding their offices or positions, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, member, manager, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

                    (7) A corporation may purchase and maintain insurance or furnish similar protection, including, but not limited to trust funds, letters of credit, or self-insurance, on behalf of or for any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section. Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.

                    (8) The authority of a corporation to indemnify persons pursuant to division (E)(1) or (2) of this section does not limit the payment of expenses as they are incurred, indemnification, insurance, or other protection that may be provided pursuant to divisions (E)(5),
          (6), and (7) of this section. Divisions (E)(1) and (2) of this section do not create any obligation to repay or return payments made by the corporation pursuant to division (E)(5), (6), or (7).

                    (9) As used in division (E) of this section, "corporation" includes all constituent entities in a consolidation or merger and the new or surviving bank, so that any person who is or was a director, officer, employee, trustee, member, manager, or agent of such a constituent entity, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, shall stand in the same position under this section with respect to the new or surviving bank as he would if he had served the new or surviving bank in the same capacity.

         In addition to assuming the Indemnification Agreements of Park-Ohio described above, the Registrant has entered into Indemnification Agreements with each of its directors and certain of its officers ("Indemnitees"). Pursuant to each such Indemnification Agreement, the Registrant must indemnify the Indemnitee with respect to his activities as a director or officer of the Registrant and/or as a person who is serving or has served on behalf of the Registrant ("Representative") as a director, officer or trustee of another corporation, joint venture, trust or other enterprise, domestic or foreign, in which the Registrant has a direct or indirect ownership interest against expenses (including, without limitation, attorneys' fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred by him ("Expenses") in connection with any claim against the Indemnitee which is the subject of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise and whether formal or informal (a "Proceeding"), to which the Indemnitee was, is or is threatened to be made a party by reason of facts which include the Indemnitee's being or having been such a director, officer or Representative, to the extent of the highest and most advantageous to the Indemnitee, as determined by the Indemnitee, of one or any combination of the following:

          (a) The benefits provided by the Registrant's Regulations as of the date of the Indemnification Agreement;

         (b) The benefits provided by the Articles of Incorporation, Regulations or By-laws or their equivalent of the Registrant in effect at the time Expenses are incurred by the Indemnitee;

         (c) The benefits allowable under Ohio law in effect as of the date of the Indemnification Agreement;

         (d) The benefits allowable under the law of the jurisdiction under which the Registrant exists at the time Expenses are incurred by the Indemnitee;

         (e) The benefits available under liability insurance obtained by the Registrant;

         (f) The benefits which would have been available to the Indemnitee under his Executive Liability Insurance Policy; and

         (g) Such other benefits as are or may be otherwise available to the Indemnitee.

         The Indemnitee Agreements provide for the advancement of Expenses to the Indemnitee if the Indemnitee provides the Registrant with a written undertaking that (i) the Indemnitee has notified the Registrant of any Proceeding; (ii) the Indemnitee believes he should prevail in the Proceeding and
(iii) that the Indemnitee will reimburse the Registrant for all Expenses if it is determined that the Indemnitee is not entitled to indemnification.

         The Registrant also maintains directors' and officers' liability insurance, pursuant to which directors and officers of the Registrant are insured against certain liabilities, including certain liabilities under the 1933 Act.

                   ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.


                                ITEM 8. EXHIBITS

         The following is a complete list of exhibits filed as a part of or incorporated by reference in this Registration Statement:

        Exhibit No.             Description of Exhibit
        -----------             ----------------------

            4.1         Agreement of Merger dated as of February 20, 1998 by and among the
                        Registrant, Park-Ohio and Merger Corp. (Incorporated by reference to Exhibit
                        2 to the Registration Statement)

            4.2         Amended and Restated Articles of Incorporation of the Registrant

            4.3         Regulations of the Registrant (Incorporated by reference to Exhibit 3.2 to the Registration Statement)

            4.4         Specimen Stock Certificate of the Registrant

            5           Opinion of Squire, Sanders & Dempsey L.L.P. regarding legality

            15          Letter from Ernst & Young LLP regarding unaudited interim financial information

            23.1        Consent of Ernst & Young LLP

            23.2        Consent of Squire, Sanders & Dempsey L.L.P. (contained in opinion filed as
                        Exhibit 5)

            24          Power of Attorney

            99.1        Park-Ohio Holdings Corp. Amended and Restated 1992 Stock Option Plan

            99.2        Park-Ohio Holdings Corp. 1996 Non-Employee Director Stock Option Plan

                              ITEM 9. UNDERTAKINGS

            The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (a) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933; (b) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; (c) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

            provided, however, that paragraphs (1)(a) and (1)(b) of this section do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934

(and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on the 15th day of June, 1998.

                                      PARK-OHIO HOLDINGS CORP.

                                      By:/s/ Ronald J. Cozean
                                         --------------------------------
                                          Ronald J. Cozean, Secretary

            Pursuant to the requirements of the Securities Act of 1933, this Amendment to Registration Statement has been signed by the following persons in the capacities and on June 15, 1998.

                  *
----------------------------------------
Edward F. Crawford
Chairman, President and Chief Executive Officer
(Principal Executive Officer)

                  *
James S. Walker
----------------------------------------
Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

                  *
----------------------------------------
Lewis E. Hatch, Jr.
Director

                  *
----------------------------------------
Thomas E. McGinty
Director

                  *
----------------------------------------
Lawrence O. Selhorst
Director

                  *
James W. Wert
----------------------------------------
Director

                  *
Matthew V. Crawford
----------------------------------------
Director

                  *
Felix J. Tarorick
----------------------------------------
Director

                  *
Kevin R. Greene
----------------------------------------
Director


* The undersigned pursuant to a Power of Attorney executed by each of the Directors and Officers identified above and filed with the Securities and Exchange Commission, by signing his name hereto, does hereby sign and execute this

            Registration Statement on behalf of each of the persons noted above, in the capacities indicated.

     By:    /s/ Ronald J. Cozean                                  June 15, 1998
       ----------------------------------------                   -------------
           Ronald J. Cozean, Attorney-in-Fact                         Date

                                  EXHIBIT INDEX

              Exhibit No.           Description of Exhibit
              -----------           ----------------------

                  4.1               Agreement of Merger dated as of February 20, 1998 by and among the Registrant, Park-Ohio and Merger Corp. (Incorporated by
                                    reference to Exhibit 2 to the Registration Statement)

                  4.2               Amended and Restated Articles of Incorporation of the Registrant

                  4.3               Regulations of the Registrant (Incorporated by reference to
                                    Exhibit 3.2 to the Registration Statement)

                  4.4               Specimen Stock Certificate of the Registrant

                  5                 Opinion of Squire, Sanders & Dempsey L.L.P. regarding legality

                  15                Letter from Ernst & Young LLP regarding unaudited interim
                                    financial information

                  23.1              Consent of Ernst & Young LLP

                  23.2              Consent of Squire, Sanders & Dempsey L.L.P. (contained in
                                    opinion filed as Exhibit 5)

                  24                Power of Attorney

                  99.1              Park-Ohio Holdings Corp. Amended and Restated 1992 Stock Option
                                    Plan

                  99.2              Park-Ohio Holdings Corp. 1996 Non-Employee Director Stock Option
                                    Plan

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